UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 5, 2010

China Intelligent Lighting and Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53018	26-1357819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 29 & 31, Huanzhen Road, Shuikou Town, Huizhou, Guangdong, People’s Republic of China 516005

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3138511

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Preliminary Selected Results of Operations for the quarter ended March 31, 2010

The following are the preliminary selected results of operations of China Intelligent Lighting and Electronics, Inc. (the “Company”) for the three months ended March 31, 2010. The following financial information is preliminary and is subject to adjustments in connection with the preparation and filing of the Company’s unaudited condensed consolidated financial statements in its Quarterly Report on Form 10-Q for the three months ended March 31, 2010.

The Company estimates that its revenue will be approximately $14.5 - 15.0 million for the three months ended March 31, 2010, as compared to $12.0 million for the same period in 2009.  The Company’s general and administrative expenses for the three months ended March 31, 2010 are expected to be approximately $1.3 - 1.4 million as compared to $220,000 for the comparable period in 2009. The increase in general and administrative expenses for the first three months of 2010 is primarily due to an estimated $1.1 - 1.2 million of accounting, legal and other fees and expenses related to the share exchange transaction and private placement that the Company closed on January 15, 2010.  As a result, the Company estimates that its net income will be approximately $870,000 - 875,000 for the three months ended March 31, 2010, as compared to $1.5 million for the same period in 2009.

Because the three months ended March 31, 2010 has recently ended, this financial information is, by necessity, preliminary in nature, based only upon preliminary information available to the Company as of the date of the filing of this Current Report on Form 8-K and has not been reviewed in full by the Company’s independent registered public accounting firm.  The Company’s actual results of operations for the three months ended March 31, 2010 and financial status as of March 31, 2010 could differ materially from its estimates due to completion of its quarter closing procedures, final adjustments, final review by the Company’s independent registered public accounting firm, and other developments that may arise before the Company’s financial results for the period are finalized. Accordingly, undue reliance should not be placed on the foregoing financial estimates.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report includes statements that are not purely historical and that are “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding the Company’s and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including its  financial condition, and results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments.  There can be no assurance that future developments actually affecting the Company will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:  collectability of trade receivables due to the Company by its customers; the Company’s ability to develop and market new products; the Company’s ability to extend the term of its Trademark License Agreement to use the Hyundai™ trademark; the Company’s ability to accurately forecast amounts of supplies needed to meet customer demand; the market acceptance of its products; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company’s products; changes in the laws of the PRC that affect the Company’s operations; and the Company’s ability to obtain all necessary government certifications, approvals, and/or licenses to conduct its business.  New risk factors emerge from time to time and the Company cannot predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, Chi-wai (Gabriel) Tse resigned as the Chief Financial Officer and Corporate Secretary of the Company.  On May 5, 2010, the Company appointed Kui (Kevin) Jiang as its new Chief Financial Officer and Corporate Secretary effective May 5, 2010.

Mr. Jiang served as a senior auditor and audit supervisor at Davidson & Company, LLP, a full service chartered accountancy firm, from November 2005 to November 2009.  Prior to that, Mr. Jiang was a senior tax associate at Mah & Associates, LLP, a CPA firm, from September 2002 to September 2005, and was an accountant with Odenberg Ullakko Muranishi & Co., LLP, a CPA firm, from July 1999 to August 2002. From September 1989 to April 1992, Mr. Jiang served as the chief auditor at the Bureau of Auditing at the government of Liuzhou, China. Mr. Jiang is a certified public accountant in the United States.  He received a bachelor’s degree in auditing from Central-South University of Business and Economics in 1989 and a master’s degree in accounting from Golden Gate University in 1999.

On May 5, 2010, the Company entered into an employment agreement with Mr. Jiang regarding his employment by the Company as its new Chief Financial Officer (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Jiang will be entitled to an annual base salary of $48,873, as well as reimbursement for business travel expenses.  The initial term of the employment agreement will be 12 months, with automatic 12-month extensions, unless either party provides 30 days written notice of termination prior to the expiration of a term.  The Company may also terminate the agreement with 30 days prior written notice or payment in lieu thereof.  In the event Mr. Jiang’s employment with the Company is terminated, the Company will pay Mr. Jiang on the date of termination the amount of his salary that is earned but unpaid as of the date of termination.

Pursuant to the Employment Agreement, Mr. Jiang will also be granted options to purchase 25,000 shares of the common stock of the Company at an exercise price equal to the offering price of the shares sold in the public offering (the “Jiang Options”) upon the pricing date of the public offering (the “Effective Date”).  The Jiang Options will vest in equal installments every three months over a period of 12 months.  The Jiang Options will expire five years from the date of grant, provided, however, that Mr. Jiang remains continuously employed by the Company during the applicable five-year period.  If Mr. Jiang is terminated without Cause (as defined in the Employment Agreement) or Mr. Jiang terminates his employment for Good Reason (as defined in the Employment Agreement), then all of the Jiang Options that are not vested will immediately vest on the date of termination.  All options that are vested at the time of termination of employment must be exercised within 30 days of termination, provided, however, that the Jiang Options may be immediately cancelled by the Company if Mr. Jiang’s employment is terminated for Cause.

Item 7.01	Regulation FD Disclosure.

The information reported under Item 2.02 is hereby incorporated by reference.  The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Kevin Jiang dated as of May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Intelligent Lighting and Electronics, Inc.

Dated: May 5, 2010	By:	/s/ Li Xuemei
Name: Li Xuemei
Title: Chief Executive Officer